Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of SOAR Technology Acquisition Corp. (“the Company”) on Amendment No. 4 to Form S-1 (File No. 333-253273) of our report dated February 18, 2021, except for the discussions regarding accounting for warrants in Note 2 as to which the date is May 17, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of SOAR Technology Acquisition Corp. as of February 5, 2021 and June 30, 2021 (unaudited) and for the periods from January 29, 2021 (inception) through February 5, 2021 and January 29 through June 30, 2021 (unaudited), which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum LLP

New York, NY

September 1, 2021

Marcum LLP  730 Third Avenue  11th Floor  New York, New York 10017  Phone 212.485.5500  Fax 212.485.5501  marcumllp.com